As filed with the Securities and Exchange Commission on September 28, 2016

Registration No. 333-213143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 East 52nd Street

New York, New York 10055

(212) 810-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew J. Mallow, Esq.

Senior Managing Director and Chief Legal Officer

Christopher J. Meade, Esq.

Senior Managing Director and General Counsel

BlackRock, Inc.

55 East 52nd Street

New York, New York 10055

(212) 810-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Stacy J. Kanter, Esq.

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Tel.: (212) 735-3000

Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer  ☒                            Accelerated Filer  ☐                            Non-accelerated filer  ☐                            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Debt Securities	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Common Stock, par value $0.01 per share	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
TOTAL	—	—	$1,000,000,000	(3)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of Debt Securities, Preferred Stock, Common Stock, Warrants, and Subscription Rights of BlackRock, Inc. are being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, with an aggregate maximum offering price not to exceed $1,000,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the maximum aggregate offering price, rather than the principal amount of any securities issued at a discount.
(3)	The registrant previously paid a fee of $100,700 with its initial filing of the registration statement on August 15, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2016

Prospectus

BlackRock, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

BlackRock, Inc. may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock or common stock, or (v) subscription rights to purchase debt securities, preferred stock or common stock.

We will provide the terms of these securities in supplements to this prospectus.

You should read this prospectus and any prospectus supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “BLK”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 55 East 52nd Street, New York, New York 10055. Our telephone number is (212) 810-5300.

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 2.

As used in this prospectus, “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated.

BLACKROCK

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $4.890 trillion of assets under management (“AUM”) at June 30, 2016. With approximately 12,700 employees in more than 30 countries, BlackRock provides a broad range of investment and risk management services to institutional and retail clients worldwide.

BlackRock’s diverse platform of active (alpha) and index (beta) investment strategies across asset classes enables the Company to tailor investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds, separate accounts, collective investment funds and other pooled investment vehicles. BlackRock also offers the BlackRock Solutions® investment and risk management technology platform, Aladdin®, risk analytics and advisory services and solutions to a broad base of institutional investors.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail investors.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management relationships by marketing its services to investors directly and through financial professionals and pension consultants, and establishing third-party distribution relationships.

At June 30, 2016, The PNC Financial Services Group, Inc. (“PNC”) held 21.2% of BlackRock’s voting common stock and 21.9% of BlackRock’s capital stock, which includes outstanding common and nonvoting preferred stock.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.blackrock.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of the filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K dated February 29, 2016, April 14, 2016 (excluding any Item 2.02 and associated Item 9.01), May 27, 2016 and July 22, 2016;

•	our definitive Proxy Statement on Schedule 14A filed April 15, 2016; and

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The description of our common stock contained in our registration statement on our predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

BlackRock, Inc.

55 East 52nd Street

New York, New York 10055

Tel.: (212) 810-5300

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the six months ended June 30, 2016 and for the years 2011 through 2015 are included as an exhibit to BlackRock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and are incorporated in this prospectus by reference.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either unsecured senior debt or unsecured subordinated debt. We will issue debt securities that will be senior debt under an indenture between us and The Bank of New York Mellon, as trustee (the “senior indenture”), dated September 17, 2007. We will issue debt securities that will be subordinated debt under an indenture between us and The Bank of New York Mellon, as trustee (“subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 2.

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness.” For additional information, see “—Subordination” below. As of June 30, 2016, approximately $4.978 billion aggregate principal amount of debt securities was outstanding under the Senior Indenture and no other senior indebtedness was outstanding. As of June 30, 2016, none of BlackRock’s existing debt would have been subordinated to the senior debt securities and none of such debt would have ranked equally with any subordinated debt securities offered pursuant to this registration statement. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. Since BlackRock is a holding company, the right of BlackRock, and hence the rights of the creditors and securityholders of BlackRock, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of BlackRock itself as a creditor of the subsidiary may be recognized. The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any debt securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

Under the subordinated indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the statement of financial condition of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Indebtedness does not include:

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any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of BlackRock, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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we are the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of our obligations under the indentures;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

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if properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indentures, we take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

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we deliver to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indentures and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officers’ certificate and an opinion of counsel stating that such supplemental indenture complies with the indentures.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of BlackRock; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture that have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or held by us in trust for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures is The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities issued by us. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock, shares of preferred stock or debt securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended and our amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information” on page 2. We urge you to read our amended and restated certificate of incorporation, as amended, and amended and restated bylaws in their entirety.

General

Our amended and restated certificate of incorporation provides that we are authorized to issue 1 billion shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share and 500,000,000 shares of preferred stock, par value $0.01 per share of which 20,000,000 shares are designated as Series A convertible participating preferred stock, 150,000,000 shares are designated as Series B convertible participating preferred stock, 6,000,000 shares are designated as Series C convertible participating preferred stock and 20,000,000 shares are designated as Series D participating preferred stock. As of September 27, 2016, we had approximately 171,252,185 shares of common stock issued and approximately 162,269,690 shares of common stock outstanding, no shares of Series A convertible participating preferred stock issued and outstanding, approximately 823,188 shares of Series B convertible participating preferred stock issued and outstanding, approximately 763,660 shares of Series C convertible participating preferred stock issued and outstanding and no shares of Series D participating preferred stock issued and outstanding.

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our amended and restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 2. We urge you to read our amended and restated certificate of incorporation and any applicable certificate of designations in their entirety.

General. The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series, which may be by distinguishing number, letter or title;

•

the number of shares of the class or series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

•

the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends are payable, the form of payment thereof (whether cash, our securities, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

•

whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series will cumulate;

•

if the shares of such class or series may be redeemed by us, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including our securities) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at our option or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including our obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

•	the amount payable out of our assets to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•

provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at our option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of our capital stock or into any other security, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

•	restrictions on the issuance of shares of the same class or series or of any other class or series of our capital stock, if any; and

•	the voting rights and powers, if any, of the holders of shares of the class or series.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock, all shares of preferred stock will be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock will share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

Since we are a holding company, our right, and hence the right of our creditors and securityholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of our subsidiaries, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Dividend Rights. Except as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the certificate of designations, and summarized in the prospectus supplement relating to a particular series of preferred stock, and no more, payable quarterly.

Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Voting Rights. The holders of preferred stock will have such voting rights as required by applicable law and as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of designations and summarized in the prospectus supplement relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Series A Convertible Participating Preferred Stock. As of September 27, 2016, no shares of Series A participating preferred stock (the “Series A Preferred Stock”) were outstanding. The Series A Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable, at the holder’s option, in shares of common stock, cash, or a combination of cash and common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series A Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series A Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series A Preferred Stock will be entitled to receive $0.01 per share of Series A Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock and the Series A Preferred Stock. The participating preferred stock has no voting rights except as required by applicable law.

Series B Convertible Participating Preferred Stock. As of September 27, 2016, we had outstanding approximately 823,188 shares of Series B convertible participating preferred stock (the “Series B Preferred Stock”). The Series B Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable in the same consideration and manner as is declared on any share of common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series B Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series B Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series B Preferred Stock will be entitled to receive $0.01 per share of Series B Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series B Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series B Preferred Stock has no voting rights except as required by applicable law.

Upon any transfer of the Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will convert into one share of common stock. No optional conversion is permitted.

Series C Convertible Participating Preferred Stock. As of September 27, 2016, we had outstanding approximately 763,660 shares of Series C convertible participating preferred stock (the “Series C Preferred Stock”). The Series C Preferred Stock is entitled to receive any dividend that is paid to holders of common stock, payable in the same consideration and manner as is declared on any share of common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to the Series C Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series C Preferred Stock must also be made accordingly to the common stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series C Preferred Stock will be entitled to receive $40.00 per share of Series C Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series C Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series C Preferred Stock has no voting rights except as required by applicable law.

Upon termination of all of the obligations of PNC Asset Management, Inc. and PNC (the “PNC Parties”) under the Share Surrender Agreement, dated as of October 10, 2002, as amended, by and between BlackRock and the PNC Parties (as amended, the “Share Surrender Agreement”), each share of Series C Preferred Stock shall be automatically converted into one share of common stock. Prior to any such conversion, no share of Series C Preferred Stock may be transferred other than to BlackRock in accordance with the Share Surrender Agreement.

Series D Convertible Participating Preferred Stock. As of September 27, 2016, no shares of Series D participating preferred stock (the “Series D Preferred Stock”) were outstanding. The Series D Preferred Stock is entitled to receive any dividend that is paid to holders of common stock or the holders of Series B Preferred Stock, payable in the same consideration and manner as is declared on any share of common stock or the Series B Preferred Stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock or Series B Preferred Stock must also be made accordingly to the Series D Preferred Stock and any subdivisions, combinations, consolidations or reclassifications to the Series D Preferred Stock must also be made accordingly to the common stock and Series B Preferred Stock. In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series D Preferred Stock will be entitled to receive $0.01 per share of Series D Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock. After such payment, the remaining assets of BlackRock will be distributed pro rata to the holders of common stock, the holders of the Series D Preferred Stock and the holders of any other series of capital stock entitled to participate in accordance with the terms of their participation. The Series D Preferred Stock has no voting rights except as required by applicable law.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Voting Rights. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders.

Dividends and Liquidation Rights. Subject to the preferential rights of the Series B Preferred Stock, the Series C Preferred Stock and any other outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and, upon liquidation, holders of common stock will be entitled to share pro rata in any distribution of our assets after payment, or providing for the payment of, our liabilities.

Miscellaneous. The outstanding shares of our common stock, offered pursuant to the registration statement of which this prospectus forms a part, upon issuance and payment therefor will be, fully paid and nonassessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

The transfer agent and registrar for our common stock is Computershare Investor Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, telephone (800) 522-6645.

Anti-Takeover Considerations

The Delaware General Corporation Law, our certificate of incorporation and our bylaws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation provides that stockholders may take action by written consent if such action has been approved in advance by the majority vote of our board of directors.

Meetings of Stockholders

Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors, or any committee of the board of directors that has the power to call such meetings. No stockholder may call a special meeting.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our amended and restated certificate of incorporation provides that any or all of the directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders if the vacancy resulted from the action of stockholders.

No Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

Our directors are elected annually for terms of one year.

Board Composition

Our implementation and stockholder agreement with PNC provides that, subject to certain consents by PNC, we will use our best efforts to, at each annual meeting of stockholders, cause the election of directors such that our board of directors consists of no more than 19 directors, not less than two nor more than four directors who will be members of our management, two directors who will be designated by PNC and the remaining directors being independent for purposes of the rules of the New York Stock Exchange and not designated by or on behalf of PNC or any of its affiliates. PNC has not designated a second director at this time and has been permitted to invite an observer to attend meetings of the Board of Directors as a non-voting guest. PNC retains the right to designate a second director at any time in accordance with the implementation and stockholder agreement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities offered pursuant to the registration statement of which this prospectus forms a part. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•

if the warrants are issued as a unit with another security offered pursuant to the registration statement of which this prospectus forms a part, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may be issued independently or together with any other security offered pursuant to the registration statement of which this prospectus forms a part and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) entities whose underlying assets include assets of a plan described in (a) or (b) by reason of such plan’s investment in such entities, including without limitation, an insurance company separate account, insurance company general account or collective investment fund (each of (a), (b) and (c), a “Plan”) and (d) persons who have certain specified relationships to Plans (“parties in interest” under ERISA and “disqualified persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and “parties in interest” or “disqualified persons” with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. Governmental plans, certain church plans and non-U.S. plans, while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar laws.

The issuer, the trustee, the underwriters or certain affiliates thereof may be “parties in interest” or “disqualified persons” with respect to a number of Plans. Accordingly, investment in the notes by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., an extension of credit to a “party in interest”). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between a plan and a non-fiduciary service provider to such Plan, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company separate accounts; PTCE 91-38 which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager;” or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment. If a purchase or transfer were to result in a non-exempt prohibited transaction, such purchase or transfer may have to be rescinded.

By its purchase of the notes, each investor will be deemed to have represented that either (i) it is not a Plan that is subject to the prohibited transaction rules of ERISA or the Code or a governmental, church or non-U.S. plan subject to similar laws, or (ii) its investment will not constitute or result in a non-exempt prohibited transaction by reason of the application of one or more statutory or administrative exemptions under ERISA or the Code (or in the case of a governmental, church or non-U.S. plan, any similar exemption under any similar laws).

The sale of any notes to a Plan or a plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may enter into derivative or hedging transactions with third parties in privately negotiated transactions.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the underwriters may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.

The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than our common stock and our €700,000,000 1.250% Notes due 2025, which are each listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights, will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of our common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of BlackRock’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		$100,700
Rating agency fees		*
Trustee fees and expenses		*
Printing and distributing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of ours, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise. The amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, judgments, fines and amounts paid in settlement by the director or officer.

Pursuant to PNC’s bylaws, PNC designated directors on our board of directors will be indemnified to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification and for mandatory advancement of expenses upon receipt of the required undertaking. PNC’s bylaws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case where such elimination is not permitted by law.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated by reference herein.

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock.

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock.

3.3(3)	Amended and Restated Bylaws of BlackRock.

3.4(1)	Certificate of Designations of Series A Convertible Participating Preferred Stock of BlackRock.

3.5(4)	Certificate of Designations of Series B Convertible Participating Preferred Stock of BlackRock.

3.6(4)	Certificate of Designations of Series C Convertible Participating Preferred Stock of BlackRock.

3.7(5)	Certificate of Designations of Series D Convertible Participating Preferred Stock of BlackRock.

4.1(6)	Specimen of Common Stock Certificate.

4.2(7)	Indenture, dated September 17, 2007, between BlackRock and The Bank of New York Mellon, as trustee, relating to senior debt securities.

4.3(8)	Form of 6.25% Notes due 2017.

4.4(9)	Form of 5.00% Notes due 2019.

4.5(10)	Form of 4.25% Notes due 2021.

4.6(11)	Form of 3.375% Notes due 2022.

4.7(12)	Form of 3.50% Notes due 2024.

4.8(13)	Form of 1.25% Notes due 2025.

4.9(13)	Officers’ Certificate, dated May 6, 2015, related to the 1.25% Notes due 2025 issued pursuant to the Indenture.

4.10(14)	Form of Subordinated Indenture between BlackRock and The Bank of New York Mellon, as trustee.

4.11	Form of Senior Debt Security (included in Exhibit 4.2).

4.12	Form of Subordinated Debt Security (included in Exhibit 4.10).

4.13	Form of Preferred Stock Certificate.*

4.14	Form of Warrant Agreement (including form of warrant certificate).*

4.15	Form of Subscription Rights Agreement (including form of subscription rights certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1(15)	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

Exhibit Number	Description

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Subordinated Indenture.**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	Previously filed.

(1)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on October 5, 2006.

(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2012.

(3)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on July 22, 2016.

(4)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on February 27, 2009.

(5)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 3, 2009.

(6)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.

(7)	Incorporated by reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2007.

(8)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on September 17, 2007.

(9)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 10, 2009.

(10)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2011.

(11)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 31, 2012.

(12)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 18, 2014.

(13)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2015.

(14)	Incorporated by reference to BlackRock’s Registration Statement on Form S-3 (Registration No. 333-145976) filed on September 11, 2007.

(15)	Incorporated by reference to BlackRock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 28, 2016.

BLACKROCK, INC.

By:	/S/ LAURENCE D. FINK
	Name:	Laurence D. Fink
	Title:	Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ LAURENCE D. FINK Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2016

* Gary S. Shedlin	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	September 28, 2016

* Marc Comerchero	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	September 28, 2016

* Abdlatif Y. Al-Hamad	Director	September 28, 2016

* Mathis Cabiallavetta	Director	September 28, 2016

* Pamela Daley	Director	September 28, 2016

Signature	Title	Date

* William S. Demchak	Director	September 28, 2016

* Jessica P. Einhorn	Director	September 28, 2016

* Fabrizio Freda	Director	September 28, 2016

* Murry S. Gerber	Director	September 28, 2016

* James Grosfeld	Director	September 28, 2016

* Robert S. Kapito	Director	September 28, 2016

* David H. Komansky	Director	September 28, 2016

* Sir Deryck Maughan	Director	September 28, 2016

* Cheryl D. Mills	Director	September 28, 2016

* Gordon M. Nixon	Director	September 28, 2016

* Thomas H. O’Brien	Director	September 28, 2016

* Ivan G. Seidenberg	Director	September 28, 2016

* Marco Antonio Slim Domit	Director	September 28, 2016

* John S. Varley	Director	September 28, 2016

* Susan L. Wagner	Director	September 28, 2016

Laurence D. Fink hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on September 28, 2016 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-213143) filed with the SEC on August 15, 2016.

*By:	/S/ Laurence D. Fink
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated by reference herein.

3.1(1)	Amended and Restated Certificate of Incorporation of BlackRock.

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock.

3.3(3)	Amended and Restated Bylaws of BlackRock.

3.4(1)	Certificate of Designations of Series A Convertible Participating Preferred Stock of BlackRock.

3.5(4)	Certificate of Designations of Series B Convertible Participating Preferred Stock of BlackRock.

3.6(4)	Certificate of Designations of Series C Convertible Participating Preferred Stock of BlackRock.

3.7(5)	Certificate of Designations of Series D Convertible Participating Preferred Stock of BlackRock.

4.1(6)	Specimen of Common Stock Certificate.

4.2(7)	Indenture, dated September 17, 2007, between BlackRock and The Bank of New York Mellon, as trustee, relating to senior debt securities.

4.3(8)	Form of 6.25% Notes due 2017.

4.4(9)	Form of 5.00% Notes due 2019.

4.5(10)	Form of 4.25% Notes due 2021.

4.6(11)	Form of 3.375% Notes due 2022.

4.7(12)	Form of 3.50% Notes due 2024.

4.8(13)	Form of 1.25% Notes due 2025.

4.9(13)	Officers’ Certificate, dated May 6, 2015, related to the 1.25% Notes due 2025 issued pursuant to the Indenture.

4.10(14)	Form of Subordinated Indenture between BlackRock and The Bank of New York Mellon, as trustee.

4.11	Form of Senior Debt Security (included in Exhibit 4.2).

4.12	Form of Subordinated Debt Security (included in Exhibit 4.10).

4.13	Form of Preferred Stock Certificate.*

4.14	Form of Warrant Agreement (including form of warrant certificate).*

4.15	Form of Subscription Rights Agreement (including form of subscription rights certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1(15)	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Senior Indenture.**

Exhibit Number	Description

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Subordinated Indenture.**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	Previously filed.

(1)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on October 5, 2006.

(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2012.

(3)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on July 22, 2016.

(4)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on February 27, 2009.

(5)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 3, 2009.

(6)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.

(7)	Incorporated by reference to BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2007.

(8)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on September 17, 2007.

(9)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on December 10, 2009.

(10)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 25, 2011.

(11)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 31, 2012.

(12)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on March 18, 2014.

(13)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 6, 2015.

(14)	Incorporated by reference to BlackRock’s Registration Statement on Form S-3 (Registration No. 333-145976) filed on September 11, 2007.

(15)	Incorporated by reference to BlackRock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.